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                                                                     Exhibit 99

BIOQUAL, Inc.
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                                                                  "NEWS RELEASE"


FOR RELEASE:  January 3, 2000, Rockville, MD
CONTACT:      John C. Landon, Ph.D., President  (301 251 2801)



DIAGNON CORPORATION CHANGES ITS NAME TO BIOQUAL, INC.

On January 1, 2000, Diagnon Corporation (BIQL-OTC, DNG-CHX) changed its name to BIOQUAL, Inc. (BIQL-OTC, BQI-CHX). The name change was effected as a result of the merger of Diagnon and its wholly-owned subsidiary BIOQUAL, Inc., with Diagnon being the surviving corporation. In the merger however, Diagnon adopted the name BIOQUAL, Inc., as the name of the surviving corporation. The business and operations of BIOQUAL, Inc. will be the same as the consolidated business and operations of Diagnon together with its wholly-owned subsidiaries prior to the merger.

"Our new name better reflects the Company's focus of providing a broad spectrum of basic, developmental, and applied research in the human and veterinary medical fields," said John C. Landon, Ph.D., President and Chief Executive Officer.